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Investors	News Media
Maggie Morris	Linda Megathlin
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mmorris2@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES
SECOND QUARTER 2012 RESULTS

•	Second quarter 2012 net revenue was a record $504.6 million, an increase of 10.9% from the second quarter 2011 net revenue of $455.0 million.

•	Second quarter 2012 net income was $26.1 million, or $0.14 per diluted share, versus second quarter 2011 net (loss) of $(34.6) million, or $(0.20) per diluted share.

•	Second quarter 2012 Adjusted net income[1] was a record $97.5 million, or $0.54 per diluted share, versus second quarter 2011 Adjusted net income[1] of $92.2 million, or $0.51 per diluted share.

Almelo, the Netherlands – July 25, 2012 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the second quarter and six months ended June 30, 2012.

Highlights of the Second Quarter and Six Months Ended June 30, 2012

Net revenue for the second quarter 2012 was $504.6 million, an increase of $49.6 million, or 10.9%, from net revenue for the second quarter 2011 of $455.0 million. Net income for the second quarter 2012 was $26.1 million, or $0.14 per diluted share. This compares to a net (loss) for the second quarter 2011 of $(34.6) million, or $(0.20) per diluted share. Adjusted net income1 for the second quarter 2012 was $97.5 million, or $0.54 per diluted share, which was 19.3% of net revenue. This compares to Adjusted net income1 for the second quarter 2011 of $92.2 million, or $0.51 per diluted share, which was 20.3% of net revenue.

Net revenue for the six months ended June 30, 2012 was $996.6 million, an increase of $97.4 million, or 10.8%, from $899.3 million for the six months ended June 30, 2011. Net income for the six months ended June 30, 2012 was $65.0 million, or $0.36 per diluted share. This compares to a net (loss) for the six months ended June 30, 2011 of $(44.2) million, or $(0.25) per diluted share. Adjusted net income1 for the six months ended June 30, 2012 was $186.5 million, or $1.03 per diluted share, which was 18.7% of net revenue. This compares to Adjusted net income1 for the six months ended June 30, 2011 of $183.3 million, or $1.01 per diluted share, which was 20.4% of net revenue.

"Despite the headwinds of slowing European auto production and a declining Euro foreign exchange rate, the business achieved record results this quarter,” said Tom Wroe, Chief Executive Officer. “While we are not immune to near-term global economic slowing, I continue to be confident in Sensata’s long-term growth model.”

The Company spent $26.2 million, or 5.2% of net revenue, on research, development and engineering related costs in the second quarter of 2012. These costs reside in the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at June 30, 2012 was $260.8 million. During the first half of the year, the Company generated cash of $189.8 million from operations, used cash of $23.3 million for investing activities and generated cash of $2.2 million from financing activities.

The Company’s cash conversion cycle, which is defined as days sales outstanding (DSO) plus days on hand inventory (DOH) less days payable outstanding (DPO), was 55.8 days at the end of the second quarter compared to 56.3 days at June 30, 2011. Excluding the two acquired businesses, our cash conversion cycle would have been less than 50 days.

The Company recorded an income tax provision of $24.8 million for the second quarter 2012. Approximately $5.7 million of the provision, or 4.5% of Adjusted EBIT, related to taxes that are payable in cash and approximately $19.1 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at June 30, 2012 was $1.83 billion. The Company’s Net debt2 was $1.57 billion resulting in a Pro Forma Net leverage ratio2 of 3.0X.

Segment Performance

	For the three months ended June 30,		For the six months ended June 30,
$ in 000s	2012	2011	2012	2011
Sensors net revenue	$360,094	$307,254	$719,688	$608,632
Sensors profit from operations	$100,856	$95,437	$198,796	$191,624
% of Sensors net revenue	28.0%	31.1%	27.6%	31.5%

Controls net revenue	$144,523	$147,784	$276,937	$290,635
Controls profit from operations	$47,626	$50,958	$89,787	$100,315
% of Controls net revenue	33.0%	34.5%	32.4%	34.5%

Guidance

For the full year 2012, the Company anticipates net revenue of $1.95 billion to $1.99 billion, which, at the midpoint, represents growth of 7.8% over full year 2011 net revenue of $1.83 billion. The Company expects Adjusted net income1 of $363 million to $378 million, or $2.00 to $2.08 per diluted share for the full year 2012. This guidance assumes a diluted share count of 181.6 million for the full year 2012 and a USD to Euro foreign currency exchange rate of $1.24 to €1.00 for the balance of 2012.

The Company also anticipates net revenue of $460 million to $480 million for the third quarter 2012. The Company expects Adjusted net income1 of $81 million to $88 million, or $0.44 to $0.48 per diluted share, for the third quarter 2012. This guidance assumes a diluted share count of 181.5 million for the third quarter of 2012.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income (loss).

2Net debt represents total indebtedness including capital lease and other financing obligations, less cash and cash equivalents.  The Pro Forma Net leverage ratio represents Net debt divided by Pro Forma Adjusted EBITDA for the last twelve months. Pro Forma Adjusted EBITDA assumes the acquired High Temperature Sensing business had been in the results for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its second quarter and six months ended June 30, 2012. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 10512582. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

For those unable to participate in the conference call, a replay will be available for one week following the call. To access the replay, the U.S. dial in number is 855-859-2056 and the non-U.S. dial in number is 404-537-3406. The replay passcode is 10512582. A replay of the call will be available by webcast for an extended period of time at the Company’s website, at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in eleven countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the third quarter and full year of 2012.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; adverse developments in the automotive industry; fluctuations in foreign currency exchange, commodity and interest rates; governmental regulations, policies, and practices relating to the Company’s non-US operations and international business; competitive pressures; pricing and other pressures from customers; integration of acquired companies; litigation and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; non-performance by suppliers; the loss of one or more suppliers of raw materials; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended		For the six months ended

	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenue	$504,617	$455,038	$996,625	$899,267
Operating costs and expenses:
Cost of revenue	326,159	284,749	651,407	561,994
Research and development	12,460	12,077	25,754	20,844
Selling, general and administrative	35,530	44,227	74,109	88,671
Amortization of intangible assets & capitalized software	36,199	34,709	72,325	68,961
Restructuring	7,887	1,086	8,450	1,733
Total operating costs and expenses	418,235	376,848	832,045	742,203
Profit from operations	86,382	78,190	164,580	157,064
Interest expense	(24,928)	(24,370)	(50,143)	(47,483)
Interest income	185	255	426	508
Currency translation loss and other, net	(10,761)	(74,714)	(6,588)	(115,358)
Income/(loss) before taxes	50,878	(20,639)	108,275	(5,269)
Provision for income taxes	24,760	13,988	43,241	38,883
Net income/(loss)	$26,118	$(34,627)	$65,034	$(44,152)

Net income/(loss) per share:
Basic	$0.15	$(0.20)	$0.37	$(0.25)
Diluted	$0.14	$(0.20)	$0.36	$(0.25)

Weighted-average ordinary shares outstanding:
Basic	177,457	174,944	177,111	174,444
Diluted	181,781	174,944	181,643	174,444

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income/(Loss)
(Unaudited)

($ in 000s)
	For the three months ended		For the six months ended

	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income/(loss)	$26,118	$(34,627)	$65,034	$(44,152)
Other comprehensive income, net of tax:
Net unrealized gain on derivative instruments designated and qualifying as cash flow hedges	536	785	376	2,392
Defined benefit and retiree healthcare plans	125	203	250	404
Other comprehensive income	661	988	626	2,796
Comprehensive income/(loss)	$26,779	$(33,639)	$65,660	$(41,356)

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$260,835	$92,127
Accounts receivable, net of allowances	303,364	261,425
Inventories	194,887	197,542
Deferred income tax assets	10,020	9,989
Prepaid expenses and other current assets	31,768	32,083
Total current assets	800,874	593,166
Property, plant and equipment, net	335,142	338,923
Goodwill	1,749,398	1,746,821
Other intangible assets, net	665,998	737,560
Deferred income tax assets	3,997	4,086
Deferred financing costs	24,365	26,477
Other assets	8,769	9,618
Total assets	$3,588,543	$3,456,651

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$13,710	$13,741
Accounts payable	178,956	155,346
Income taxes payable	5,734	6,012
Accrued expenses and other current liabilities	103,979	100,674
Deferred income tax liabilities	3,177	3,479
Total current liabilities	305,556	279,252
Deferred income tax liabilities	292,678	262,091
Pension and post-retirement benefit obligations	21,876	22,287
Capital lease and other financing obligations, less current portion	42,427	43,478
Long-term debt, net of discount, less current portion	1,773,384	1,778,491
Other long-term liabilities	28,404	26,101
Total liabilities	2,464,325	2,411,700
Total shareholders’ equity	1,124,218	1,044,951
Total liabilities and shareholders’ equity	$3,588,543	$3,456,651

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)
	For the six months ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net income/(Ioss)	$65,034	$(44,152)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	27,712	21,432
Amortization of deferred financing costs and original issue discounts	2,608	3,412
Currency translation (gain)/loss on debt	(79)	60,391
Loss on repurchase of debt	-	44,014
Share-based compensation	4,698	4,653
Amortization of inventory step-up to fair value	-	524
Amortization of intangible assets and capitalized software	72,325	68,961
Gain on disposition of assets	(3,563)	(77)
Deferred income taxes	30,495	29,183
Other non-cash items	2,581	5,011
Changes in operating assets and liabilities, net of effects of acquisitions	(12,035)	(72,147)
Net cash provided by operating activities	189,776	121,205

Cash flows from investing activities:
Acquisition of Magnetic Speed and Position, net of cash received	-	(137,264)
Additions to property, plant and equipment and capitalized software	(27,481)	(40,424)
Proceeds from sale of assets	4,216	600
Net cash used in investing activities	(23,265)	(177,088)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	8,909	14,890
Proceeds from issuance of debt	-	1,794,500
Payments of debt issuance costs	(209)	(33,496)
Payments on debt	(6,503)	(1,926,569)
Net cash provided by/(used in) financing activities	2,197	(150,675)
Net change in cash and cash equivalents	168,708	(206,558)
Cash and cash equivalents, beginning of period	92,127	493,662
Cash and cash equivalents, end of period	$260,835	$287,104

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Sensors	71.4%	67.5%	72.2%	67.7%
Controls	28.6%	32.5%	27.8%	32.3%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Americas	38.1%	37.9%	37.5%	39.4%
Europe	28.8%	28.9%	29.9%	26.9%
Asia	33.1%	33.2%	32.6%	33.7%
Total	100.0%	100.0%	100.0%	100.0%

(% of total net revenue)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
European automotive	24.1%	24.5%	25.5%	22.6%
North American automotive	16.7%	14.7%	16.6%	16.5%
Asian automotive	20.3%	18.7%	20.3%	19.1%
Rest of world automotive	0.8%	1.2%	0.8%	1.1%
Heavy vehicle off-road	8.1%	6.8%	7.9%	6.6%
Appliance and heating, ventilation and air-conditioning	10.9%	12.4%	10.2%	12.5%
Industrial	9.4%	11.4%	8.9%	11.2%
All other	9.7%	10.3%	9.8%	10.4%
Total	100.0%	100.0%	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before costs associated with its debt refinancing, unrealized loss/(gain) on other hedges and loss/(gain) on currency translation on debt, amortization of inventory step-up to fair value, amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income/(loss) to Adjusted net income and Projected GAAP earnings per share to Projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income/(loss) to Adjusted net income for the second quarter and six months ended June 30, 2012 and 2011.

(In 000s, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Net income/(loss)	$26,118	$(34,627)	$65,034	$(44,152)
Debt refinancing costs	-	44,014	-	44,014
Unrealized (gain)/loss on other hedges and loss/(gain) on currency translation on debt, net	6,816	36,494	2,200	81,486
Amortization of inventory step-up to fair value	-	-	-	524
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	37,528	34,882	77,143	69,211
Deferred income tax and other tax expense	19,383	10,122	33,012	28,785
Amortization of deferred financing costs	1,252	1,327	2,608	3,413
Restructuring	6,387	-	6,468	-
Total adjustments	$71,366	$126,839	$121,431	$227,433
Adjusted net income	$97,484	$92,212	$186,465	$183,281
Weighted average diluted shares outstanding used in Adjusted net income per share calculation[3]	181,781	181,226	181,643	181,017
Adjusted net income per share	$0.54	$0.51	$1.03	$1.01

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax associated with the reconciling items above would be as follows: Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.3 million and $0.5 million; and Restructuring: $0.3 million for the three and six months ended June 30, 2012, respectively. Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.2 million and $0.3 million for the three and six months ended June 30, 2011, respectively.

3The following table reconciles diluted outstanding shares in accordance with GAAP to diluted outstanding shares used in the calculation of Adjusted net income per share. The second quarter and six months ended June 30, 2011 GAAP diluted outstanding shares number excludes certain shares due to their anti-dilutive nature given the net loss. The Company believes that including these shares in the diluted number for purposes of calculating Adjusted net income per share is more meaningful to investors.

(In 000s)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

GAAP – diluted shares	181,781	174,944	181,643	174,444
Shares excluded from calculation due to net loss	-	6,282	-	6,573
Adjusted net income – diluted shares	181,781	181,226	181,643	181,017

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income/(loss) to Adjusted net income were recorded for the second quarter and six months ended June 30, 2012 and 2011.

($ in 000s)	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Cost of revenue	$1,857	$610	$5,801	$1,647
Selling, general and administrative	-	596	-	596
Amortization of intangible assets and capitalized software	35,671	34,272	71,342	68,088
Restructuring	6,387	-	6,468	-
Interest expense	1,252	1,327	2,608	3,413
Currency translation loss and other, net	7,134	80,508	2,518	125,500
Provision for income taxes	19,065	9,526	32,694	28,189
Total adjustments	$71,366	$126,839	$121,431	$227,433

The following unaudited table reconciles the Company’s Projected GAAP earnings per share to projected Adjusted net income per diluted share for the third quarter and full year ended December 31, 2012. The amounts in the tables below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended September 30, 2012		Full year ended December 31, 2012
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.13	$0.17	$0.70	$0.78
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	0.21	0.21	0.84	0.84
Deferred income tax and other tax expense	0.09	0.09	0.34	0.34
Amortization of deferred financing costs	0.01	0.01	0.04	0.04
Restructuring	0.01	0.01	0.08	0.08
Projected Adjusted net income per diluted share	$0.44	$0.48	$2.00	$2.08
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	181,520	181,520	181,637	181,637

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income/(Loss), Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income/(Loss), Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the interim condensed consolidated financial statements included in the Company’s Form 10-Q for the period ended March 31, 2012. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used will change as new events occur or additional information is obtained. Actual results could differ from those estimates. Certain reclassifications have been made to prior periods to conform to current period presentation.